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                                                                   EXHIBIT 10.53


                  AGREEMENT OF DISCHARGE AND GENERAL RELEASE


                                     BETWEEN


                                [GLOBAL LYCEUM],


                              EDISON SCHOOLS INC.,


                                  FLOYD FLAKE,


                               MARSHALL MITCHELL,


                                       and


                                  BERNARD WEST



      Agreement entered into this 1st day of May, 2000 between Global Lyceum, Inc. ("Company"), Edison Schools Inc. ("Edison"), Floyd Flake ("Flake"), Marshal Mitchell ("Mitchell") and Bernard West ("West") (hereinafter, Flake, Mitchell, and West are together referred to as "Employees").

      Whereas, Employees were employed by Company; and

      Whereas, during the course of their employment by Company, employees obtained certain information which may have been proprietary to the Company; and

      Whereas, Employees' employment terminated on April 30, 2000; and

      Whereas, Edison has chosen to employ Employees, and Employees have agreed to be employed by Edison; and

      Whereas, Edison has agreed to pay to the Company $200,000 as reimbursement for any expenses the Employees have incurred in connection with the development of the Company's business and in consideration for the Company's agreement a) not to compete with Edison for five years from the date of this Agreement b) to release the Employees from any obligations they may owe to the Company and c) to waive any claims it may have against Edison arising from the employment by Edison of the Employees;

      NOW, THEREFORE, in consideration of the payments to be made by Edison to Company, the mutual promises contained herein, and other good and valuable
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consideration, the adequacy of which both parties hereby acknowledge, the parties agree as follows:


A.    General Provisions

      1. Reference to "Company" when used in this Agreement and General Release shall include Company, its parents, divisions, subsidiaries and affiliates, its and their successors, predecessors or assigns, and their respective shareholders, officers, directors, employees, agents and representatives, their heirs, executors, administrators, successors and assigns.

      2. Reference to "Edison" when used in this Agreement and General Release shall include Edison, its divisions, subsidiaries and affiliates, its and their successors or assigns, and their respective shareholders, officers, directors, employees, agents and representatives, their heirs, executors, administrators, successors and assigns.

      3. This Agreement constitutes the entire Agreement between Edison, the Employees, and Company with respect to all matters covered in this Agreement or relating to Employee's employment or termination of employment with Company. This Agreement supersedes any prior agreements between Edison, Company and each of the Employees. This Agreement may not be changed orally.

      4. By agreeing to this Agreement, neither Company nor Edison nor any of the Employees acknowledge any violation of any federal, state, or local law, ordinance, rule, or regulation, contract, or common law requirement, duty or obligation.

      5. This Agreement is made and entered into in the State of New York and shall in all respects be interpreted, enforced and governed under the laws of said State. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

      6. Edison shall have no duties or liabilities towards Company except as set forth below.


B.    Edison's Payment

      In consideration for the Company's promises below and as reimbursement for any expenses the Employees have incurred in connection with the development of the
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Company's business, Edison agrees to pay Company cash consideration of $100,000 on May 1, 2000 and $100,000 on August 1, 2000.


C.    Company's Promises and Consideration to Employee

      In consideration for the payment described above, Company promises as follows:

      1. Agreement not to Compete with Edison. Company agrees that, for a period of five years from the date of this Agreement, Company will not solicit business from or contract with (for the purpose of providing curriculum, education or school management or consulting services) charter school boards or public school districts that Edison is soliciting or with whom Edison is considering contracting for the provision of curriculum, education or school management or consulting services.

      2. Waiver of Claims. Company waives any and all claims it may have against Edison or the Employees, including, but not limited to, any claims arising out of the terms and conditions of an Employee's employment by the Company or discharge from employment by the Company or employment by Edison, or any claims relating to breach of contract, tortious interference of contract, unfair competition, misuse or misappropriation of trade secrets, or use of any trademarks, copyrights or other intellectual property of the Company, whether tangible or intangible. Company agrees not to file any claim, action or charge, or participate in any lawsuit, against Edison or any of the Employees for any claim waived herein.

      3. Company expressly acknowledges that the release and waiver of claims set forth above includes all claims which have arisen up to the date of this Agreement, whether or not such claims have been asserted and whether or not such claims are known to Company at the time of the making of this Agreement.
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      In witness whereof, Company, Edison and the Employees have executed this agreement on the day first above written.


Global Lyceum, Inc.


  /s/ Floyd H. Flake
  --------------------------
Floyd H. Flake
Chairman and CEO



EDISON SCHOOLS INC.


  /s/ H. Christopher Whittle
  --------------------------
H. Christopher Whittle
President and CEO



  /s/ Floyd Flake
  --------------------------
Floyd Flake



  /s/  Marshall Mitchell
  --------------------------
Marshall Mitchell



  /s/ Bernard West
  --------------------------
Bernard West